Exhibit 10.13

KETTLER® Realty 1355 London Bridge Road Virginia Beach, VA 23453 USA Tel: 757.427.2400 Fax: 757.427.0183
LEASE ADDENDUM FOR TEMPORARY SPACE
     This Agreement is made and entered into this 1st day of December, 2009, by and between Kettler Realty Corp., hereinafter referred to as “Landlord” and ADS, INC., hereinafter referred to as “Tenant”.
WITNESSETH:
     Whereas, Landlord and Tenant entered into a Lease dated May 22, 2007 for certain premises known as 1355 London Bridge Road, Virginia Beach, Virginia 23453 are incorporated herein by reference; and
     Whereas, the parties hereto desire to lease additional space located adjacent to the existing leased premises on a monthly basis in accordance with the terms and provisions hereinafter set forth; and
     Now, Therefore, in consideration of the mutual covenants hereinafter set forth and effective December 1, 2009, said Lease shall be amended as follows:
     1. An additional leased space of approximately 4,150 square feet of gross floor area located in the mid-section of the KETTLER Distribution Center will be occupied by Tenant.
     2. The term of this lease shall be month to month and shall commence on December 1, 2009 (“Commencement Date”) and end on the last day of the calendar month following a 30 day written notice by either party.
     3. Tenant agrees to pay Landlord as rent for the Premises a monthly Rent as follows: Two Thousand Two Hundred Fifty and 00/100 Dollars ($2,250.00). The Rent is inclusive of all charges. Each monthly installment shall be due and payable without demand therefor being made and without offset of any kind in advance upon the first day of each calendar month of the Term at the office of and made payable to Landlord 1355 London Bridge Road, Virginia Beach, VA 23453 or at such other place as Landlord may, from time to time, designate in writing.
     4. Landlord and Tenant shall be bound by the terms and conditions of said original Lease Agreement except as changed in this Lease Addendum. The terms of said original Lease are incorporated herein by reference.
Signature on the following page.

Witness The Following Signatures:

Landlord: Kettler Realty Corp.
Date: 12-6-09	By:	/s/ Ludger Busche
Ludger Busche

Tenant: ADS, Inc.
Date: 12/3/09	By:	/s/ Thomas A. Hocelbaker
Thomas A. Hocelbaker